CERTIFICATE OF QUALIFIED PERSON

As an author of the report entitled "New Afton 43-101 Independent Technical Report" dated April, 2007, as revised June, 2007 (the "Technical Report"), I, John Shillabeer, do hereby certify that;

1.

I am employed as Mining Director by:

Hatch Ltd.
Suite 400,1066 West Hastings St
Vancouver BC V6E 3X2

2.

I graduated with a BSc (Mining) in 1965 from The Royal School of Mines, Imperial college, University of London, UK.

3.

I am a Member of the Association of Professional Engineers and Geoscientists of British Columbia.

4.

I have worked as a Mining Engineer continuously for more than 41 years since my graduation from undergraduate university.

5.

I have read the definition of "Qualified Person" set out in National Instrument 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in Nl 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101,

6.

I am responsible for the preparation of Sections 3.1, 3.2, 3.8, 3.9, 4, 5, 6.1, 16.3, 20, 21.1, 21.2, 22.7, 22.8, 23 of the Technical Report, and those portions of 25.2, 25.6, 25.7 and 25.8 not expressly stated to be the responsibility of another party of the Technical Report. My responsibilities included overall study coordination, cost estimation, execution planning and economic analyses.

7.

As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

8.

I am independent of New Gold Inc., applying all the tests in section 1.5 of NI 43-101.

9.

I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that Instrument and form.

10.

I have visited the project site on several occasions including January 11, 2006, May 3, 2006 and July 12, 2006.

Dated this 8th day of April, 2009.

/s/ John Shillabeer
John Shillabeer, P.Eng.